UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2025

Argo Group International Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 7th Avenue
7th Floor
New York, New York 10018
(Address, Including Zip Code,
of Principal Executive Offices)

Registrant’s telephone number, including area code: (210) 321-8400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.500% Senior Notes due 2042 issued by Argo Group US, Inc. and The Guarantee With Respects Thereto	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1000th Interest in 7.00% Resettable Fixed Rate Preferred Stock, Series A, Par Value $1.00 Per Share	ARGO/PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Argo Group International Holdings, Inc. (the “Company”) is furnishing this Current Report on Form 8-K.

Beginning on August 18, 2025, American National Group Inc. (“American National Group”), an affiliate of the Company, will host one or more investor meetings. In connection therewith, American National Group will make available certain information that supplements or updates certain prior disclosures of American National Group. American National Group is not a subsidiary of Argo.

Reorganization

The Company and American National Group are in the process of obtaining applicable regulatory approvals to complete an internal reorganization to establish a unified property & casualty insurance platform under the Company (the “P&C Reorganization”).

As currently contemplated, the P&C Reorganization will result in the transfer by American National Group of all of its existing property and casualty subsidiaries, American National Property And Casualty Company and its subsidiaries (“ANPAC”), United Farm Family Insurance Company (“UFFIC”) and Farm Family Casualty Insurance Company and its subsidiaries (“FFCIC” and, together with ANPAC and UFFIC, collectively, the “P&C Subsidiaries”), to the Company and the merger of FFCIC with and into Argonaut Insurance Company (“AIC”), with AIC surviving as a direct, wholly-owned subsidiary of the Company. The P&C Subsidiaries represented approximately 51% of the Company’s total assets and 107% of the Company’s total stockholders’ equity, in each case, as of June 30, 2025. The P&C Subsidiaries represented approximately 5% of the Company’s income before income taxes for the six months ended June 30, 2025, and achieved income before income taxes of $133 million, compared to the Company’s loss before income taxes of $190 million, for the year ended December 31, 2024.  The foregoing percentages and amounts are preliminary estimates by the Company based on information available to the Company as of the date hereof; actual percentages may differ materially from the preliminary estimates set forth herein.

American National Group currently expects to receive a capital contribution subsequent to the P&C Reorganization (the “Expected Capital Contribution”).

Closing of the P&C Reorganization is subject to receipt of certain regulatory approvals and is expected to occur by the end of this year. However, no definitive agreement for the P&C Reorganization has been entered into, and there is no guarantee that the P&C Reorganization or the Expected Capital Contribution will be consummated on the terms or timeline described herein, or at all.

This Current Report on Form 8-K contains forward-looking statements that are based on current expectations of management of the Company. Such statements include expectations regarding the P&C Reorganization and the Expected Capital Contribution, including the impact therefrom. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2025	ARGO GROUP INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Michael Tiliakos
		Name:	Michael Tiliakos
		Title:	General Counsel and Secretary